Exhibit 99.1

Grace News
Media Contact Jamie Moser / Jim Golden / Scott Bisang Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Investor Relations Jeremy Rohen T +1 410.531.8234 jeremy.rohen@grace.com

Grace Comments on Unsolicited Proposal from 40 North

Board Unanimously Determines Proposal Significantly Undervalues Company

COLUMBIA, Md., - November 9, 2020 - W. R. Grace & Co. (NYSE: GRA) today confirmed that it has received a proposal from 40 North Management LLC (“40 North”), one of its shareholders, to acquire all outstanding common shares of the Company for $60 per share in cash, subject to certain conditions.

Grace has a portfolio of high-value, specialty businesses and while end markets have been significantly impacted by the pandemic, the fundamentals of its businesses remain strong and demand trends continue to improve. As the Company has communicated, most recently on its third quarter 2020 earnings call, Grace has often pursued opportunities to maximize shareholder value.

Consistent with its commitment to all shareholders, Grace’s Board, working with management and its financial advisers, is carefully evaluating and thoroughly discussing its value creation opportunities. At the same time, Grace is focused on executing its long-term strategy and advancing its key investments to accelerate profitable growth, improve its competitive advantages and strengthen its portfolio.

Given the Company’s strong prospects and its ongoing review of the alternative opportunities available, Grace’s Board of Directors unanimously believes that 40 North’s $60 per share proposal significantly undervalues the Company and is not a basis for further discussion.

The Grace Board remains open to all opportunities to maximize value for shareholders.

Goldman Sachs & Co. LLC and Moelis & Company LLC are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Grace.

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About Grace
Built on talent, technology, and trust, Grace is a leading global specialty chemical company. The company’s two industry-leading business segments-Catalysts Technologies and Materials Technologies-provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,000 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to

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differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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